Exhibit 1.01

Sealed Air Corporation

Conflict Minerals Report

for the Year Ended December 31, 2016

Introduction

This Conflict Minerals Report has been prepared pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1 to December 31, 2016. This Conflict Minerals Report describes Sealed Air Corporation’s (“Sealed Air,” the “Company,” “we,” “our,” or “us”) reasonable country of origin inquiry (“RCOI”) and due diligence on the source and chain of custody of gold, columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (“3TG” or “Conflict Minerals”) that are necessary to the production or functionality of products that Sealed Air manufactured or contracted to manufacture during calendar year 2016 (the “2016 Report Year”). We are several steps removed from the mining and processing of the 3TG used in the components for our products. Accordingly, our due diligence process focused on our suppliers, and we rely on them to assist with both our RCOI and due diligence process, including the identification of smelters or refiners (“SORs”) in the supply chain and the countries of origin of 3TG sourced by the identified SORs.

The information in this report covers the activities of Sealed Air and all of its consolidated subsidiaries.

Company Overview

Sealed Air, a corporation organized under the laws of Delaware, is a global leader in food safety and security, facility hygiene and product protection. The Company serves an array of end markets including food and beverage processing, food service, retail, healthcare and industrial, and commercial and consumer applications. Our focus is on achieving quality sales growth through leveraging our geographic footprint, technological know-how and leading market positions to bring measurable, sustainable value to our customers and investors.

Product Description

This Conflict Minerals Report relates to products (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2016. Through a screening process, the Company determined that, to the best of our knowledge, customer equipment and other select products from the Company’s three divisions, Food Care, Product Care and Diversey Care, referred to collectively as the “Covered Products,” contain 3TG or have a high likelihood of containing 3TG, as these products contain electronic components. More specifically, the “Covered Products” may contain necessary Conflict Minerals as follows:

•	Tantalum, used in capacitors and certain alloys;

•	Tin, used in soldered components;

•	Tungsten, used in coatings and certain alloys; and

•	Gold, used in circuit boards and electronic components.

Supply Chain

Our supply chain includes 507 different in-scope suppliers. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging to identify actors upstream from our direct suppliers. There are many tiers of suppliers and sub-suppliers between the Company and the SORs that process the 3TG that is contained in each particular product manufactured or contracted to be manufactured by Sealed Air. Therefore, it is inherently difficult to determine the ultimate source of 3TG in the products we manufacture. As a result, we rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

We have revised contract terms applicable to the majority of our suppliers with regard to 3TG. Those terms require suppliers to certify that, unless otherwise specified in writing, the products do not contain any 3TG, and further require that the suppliers respond to reasonable requests from the Company in connection with its compliance with Section 1502 of the Dodd-Frank Act.

Reasonable Country of Origin Inquiry

We conducted a RCOI reasonably designed to determine whether the 3TG in our products in the 2016 Report Year originated from the Covered Countries or are from recycled or scrap sources in accordance with the requirements of the Rule. The Covered Countries are the Democratic Republic of the Congo and its adjoining countries (Angola, Burundi, Republic of the Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda and Zambia). As part of its RCOI, and with the assistance of a third-party consultant, Assent Compliance, Inc. (“Assent”), the Company engaged its potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. Suppliers were asked to complete and submit, within a certain time frame, the joint Electronic Industry Citizen Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) EICC-GeSI Conflict Minerals Reporting Template v. 4.1 or higher (“CMRT”). The CMRT is a standardized reporting template developed by the Conflict-Free Sourcing Initiative (“CFSI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the SORs in the supply chain. Assent followed up with all unresponsive suppliers through a defined process via both automated emails and one-on-one emails, including offering assistance and further information to suppliers about the requirements of the Rule and the Company’s expectations. Based on the RCOI, Sealed Air determined that certain of our 3TG originated in the Covered Countries and did not originate from recycled or scrap sources. Accordingly, Sealed Air exercised due diligence on the source and chain of custody of such 3TG and is filing this Conflict Minerals Report for the 2016 Report Year.

Due Diligence

Design of Due Diligence

Sealed Air designed its due diligence process to conform with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence (“OECD”) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”).

Step One – Establish Strong Company Management Systems

Conflict Minerals Policy

We have adopted a Conflict Minerals policy, which is posted on our website at www.sealedair.com/investors.

Internal Team and Training

The Company has established an internal management team responsible for executing our Conflict Minerals due diligence process and reporting compliance. Our Conflict Minerals team is overseen by the General Counsel and Chief Supply Chain Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance and legal. The team of subject matter experts is responsible for implementing our Conflict Minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We, in cooperation with Assent, have developed internal training programs to educate anyone within the Company that is a potential contact point for suppliers or other external parties regarding the Company’s Conflict Minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

Control Systems

As previously noted, the Company engaged Assent to facilitate supplier engagement and assist the Company in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Conflict Minerals program. Data regarding the presence and sourcing of 3TG in materials, goods and components supplied to the Company was collected from suppliers utilizing the CMRT, a standardized reporting template developed by the CFSI.

Our controls also include our Code of Business Conduct and Ethics, which outlines expected behaviors for all our employees.

Supplier Engagement

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the OECD requirement to strengthen engagement with suppliers, we have, in cooperation with Assent, provided educational materials to suppliers on the Conflict Minerals regulations as well as relevant SEC reporting requirements (as discussed further below). In addition, we have leveraged our existing communications framework, specifically through our procurement personnel, to encourage supplier interactions with Assent and to impress on our suppliers the importance of completing the Conflict Minerals surveys. It has also allowed for our supplier communications to be more focused and to ensure expectations are clear.

Additionally, as noted, the majority of our supplier contracts require suppliers to certify that, unless otherwise specified in writing, the products do not contain any 3TG, and further require that the suppliers respond to reasonable requests from the Company in connection with its compliance with Section 1502 of the Dodd-Frank Act.

This year, we put a strong emphasis on supplier education and training. To accomplish this, we utilized Assent’s Learning Management System, Assent University, and provided all in-scope suppliers access to their Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

Grievance Mechanism

We have in place a grievance mechanism whereby employees and suppliers can report violations of the Company’s policies, including concerns with regard to Conflict Minerals. Employees and suppliers can raise concerns by emailing at contact.us@sealedair.com.

Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence. Our policy related to relevant documentation of our Conflict Minerals compliance process requires that documentation be retained for a period of at least five years.

Step Two – Identify and Assess Risk in Our Supply Chain

Supplier Risk Assessment

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging for us to identify suppliers other than our direct suppliers. After conducting a risk-based assessment of our direct suppliers, we identified over 500 different in-scope direct suppliers. We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.

We calculate supplier risk based on the chances that a supplier provides 3TG that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the SORs declared by that supplier on their CMRT. Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Does the supplier have a policy in place that includes DRC conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from its suppliers?

•	Does the supplier’s verification process include corrective action management?

When a supplier meets these criteria, the supplier is deemed to have a strong program. When a supplier does not meet these criteria, the supplier is deemed to have a weak program.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through Assent, provided video and written training on Conflict Minerals and the CMRT. This training includes instructions on completing the form and one-on-one email and phone discussions with supplier personnel.

Supplier Surveys

Tracing materials back to their mine or location of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Our primary means of determining the origin of our 3TG for the 2016 Report Year was by conducting a supply chain survey with direct suppliers using the CMRT. This supply chain survey, and Sealed Air’s Conflict Minerals program as a whole, has been developed and implemented in cooperation with Assent.

Assent provided each supplier a copy of the EICC-GeSI reporting CMRT to complete for purposes of Conflict Minerals tracking. Assent and/or members of the Sealed Air supply chain team made at least three follow-up inquiries to each supplier that did not respond to our initial survey, either by phone or email or both. The Assent software platform automatically reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.

Once surveys were returned, Assent reviewed and attempted to match each verified SOR identified in the completed surveys to available lists of SORs that have been validated as conflict free under internationally-recognized schemes such as the CFSI Conflict-Free Smelter Program (“CFSP”). If a SOR was not validated by the CFSP, Assent either attempted to contact the SOR to gather more information about its sourcing practices or conducted Internet research to determine whether there are any additional publicly available sources of information regarding the SOR’s sourcing practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a significant risk to the Supply Chain. Each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on three scoring criteria:

•	Geographic proximity to the DRC and covered countries;

•	CFSP audit status; and

•	Known or plausible evidence of unethical or conflict sourcing.

Per these criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV – CID002587

•	Kaloti Precious Metals – CID002563

•	Phoenix Metals – CID002507

•	Universal Precious Metals Refining Zambia – CID002854

•	Fidelity Printers and Refiners – CID002515

•	Sudan Gold Refinery – CID002567

When these facilities are reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through, Assent, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Sealed Air, up to removal of these high risk smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain. In addition, suppliers are guided to the Assent University learning platform to view educational materials on mitigating the risk of smelters or refiners to the supply chain.

Step Three – Design and Implement a Strategy to Respond to Risks

The Company maintains a risk management plan to respond to risks identified in the above-described risk assessment. The Company’s Conflict Minerals program is implemented, managed and monitored in accordance with this risk management plan.

The Company’s Conflict Minerals team provides updates to senior management of the Company in connection with the Conflict Minerals Program, including with regard to risk assessment and results of the annual due diligence process.

As described in our Conflict Minerals policy, we expect our suppliers to fully support our compliance efforts, including in connection with our due diligence efforts to trace the source and chain of custody of our 3TG. As part of our risk management plan, to ensure suppliers understand our expectations, we provided both video recorded training and documented instructions through Assent, and answered all questions that suppliers requiring further clarification presented to us.

Step Four – Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Sealed Air does not have a direct relationship with Conflict Minerals SORs and, accordingly, we do not perform direct audits of these entities in our supply chain. Rather, Sealed Air relies on independent third-parties to audit and validate SORs.

Step Five – Report on Supply Chain Due Diligence

This Conflict Minerals Report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.sealedair.com/investors.

Due Diligence Results

As a result of the due diligence efforts described above, we received completed CMRTs from 88% of our in-scope direct suppliers as of April 21, 2017. Appendix A lists the SORs identified by our direct suppliers that may have been used to process Conflict Minerals necessary to the functionality or production of our products during 2016. For all responses that indicated a SOR, Assent compared the facilities listed to the list of SORs maintained by the CFSI. If a supplier indicated that the facility was “Conflict-Free,” Assent confirmed that the name was listed by CFSI as such. We have validated 317 SORs to date and we are working to validate the additional SOR entries from the submitted CMRTs. We have not listed in Appendix A any potential SORs that we have not been able to validate. Based on the SOR lists provided by suppliers via the CMRTs and publicly available information regarding the results of sourcing audits by the CFSI, we have identified 246 Conflict-Free SORs. Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source Conflict Minerals, based on information provided by our suppliers.

The information that we received from a majority of our direct suppliers was at a company-wide level. Therefore, the SORs identified by our direct suppliers contained in Appendix A may include SORs that processed 3TGs that our direct suppliers supplied to their other customers rather than to us. As a result, we are unable to conclusively determine whether the SORs included in Appendix A were used to process the 3TGs necessary to the functionality or production of our products during 2016. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed in Appendix B was a country of origin of 3TGs in our products during 2016, and therefore are unable to conclusively determine the source and chain of custody of those 3TGs. In addition, the third-party audits conducted by the CFSI, and the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete Conflict Minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program and, as a result, are not responsible for the quality of these audits or the audit findings.

Risk Mitigation Efforts

We have taken, and intend to continue to take, the following steps to mitigate the risk that 3TG contained in products we manufacture or contract to manufacture benefit armed groups:

•	Track and add new suppliers as they enter Sealed Air’s supply chain to the Company’s Conflict Minerals program;

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses;

•	Begin a targeted engagement plan with suppliers that do not reply or that reply with inaccurate or invalid responses; and

•	Encourage suppliers to use conflict-free SORs in the supply chain.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements that express certain beliefs, expectations or intentions, including with regard to our compliance efforts and expected actions in this regard. The words “expect,” “intend,” “plan,” “believe,” and “anticipate” and similar expressions may be used to identify these forward-looking statements. These statements are not guarantees of future actions or performance and are subject to various risks, uncertainties and assumptions. Undue reliance should be not be placed on these statements, which are only effective as of the date of this report. Sealed Air undertakes no obligation to publicly update or revise any forward-looking statement, other than as required by law.

Appendix A

Sealed Air Corporation

Conflict Minerals Report

For the Year Ended December 31, 2016

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status

Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Active

Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant

Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant

Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant

Gold	AURA-II	UNITED STATES	CID002851	Not Enrolled

Gold	Aurubis AG	GERMANY	CID000113	Compliant

Gold	Bangalore Refinery	INDIA	CID002863	Active

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant

Gold	Boliden AB	SWEDEN	CID000157	Compliant

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant

Gold	Caridad	MEXICO	CID000180	Not Enrolled

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	Compliant

Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active

Gold	Chimet S.p.A.	ITALY	CID000233	Compliant

Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled

Gold	DODUCO GmbH	GERMANY	CID000362	Compliant

Gold	Dowa	JAPAN	CID000401	Compliant

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant

Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Compliant

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled

Gold	Geib Refining Corporation	UNITED STATES	CID002459	Active

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled

Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled

Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant

Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant

Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant

Gold	Japan Mint	JAPAN	CID000823	Compliant

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled

Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant

Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Active

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled

Gold	L’Orfebre S.A.	ANDORRA	CID002762	Not Enrolled

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled

Gold	Materion	UNITED STATES	CID001113	Compliant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant

Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Enrolled

Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled

Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Compliant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant

Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant

Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant

Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant

Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Enrolled

Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant

Gold	Royal Canadian Mint	CANADA	CID001534	Compliant

Gold	SAAMP	FRANCE	CID002761	Not Enrolled

Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled

Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled

Gold	Sai Refinery	INDIA	CID002853	Not Enrolled

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant

Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant

Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant

Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Enrolled

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant

Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant

Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Active

Gold	T.C.A S.p.A	ITALY	CID002580	Compliant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled

Gold	Tony Goetz NV	BELGIUM	CID002587	Active

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled

Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant

Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled

Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Compliant

Tantalum	Duoluoshan	CHINA	CID000410	Compliant

Tantalum	Exotech Inc.	UNITED STATES	CID000456	Compliant

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant

Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Not Enrolled

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Compliant

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Compliant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant

Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Compliant

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant

Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant

Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant

Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant

Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Not Enrolled

Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Compliant

Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Compliant

Tantalum	QuantumClean	UNITED STATES	CID001508	Compliant

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant

Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant

Tantalum	Telex Metals	UNITED STATES	CID001891	Compliant

Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Compliant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant

Tin	Alpha	UNITED STATES	CID000292	Compliant

Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Not Enrolled

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant

Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant

Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant

Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant

Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant

Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant

Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant

Tin	CV United Smelting	INDONESIA	CID000315	Compliant

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant

Tin	Dowa	JAPAN	CID000402	Compliant

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active

Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant

Tin	EM Vinto	BOLIVIA	CID000438	Compliant

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled

Tin	Fenix Metals	POLAND	CID000468	Compliant

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant

Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Enrolled

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant

Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant

Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant

Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant

Tin	Minsur	PERU	CID001182	Compliant

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Enrolled

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant

Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Not Enrolled

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant

Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant

Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant

Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant

Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant

Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant

Tin	PT Justindo	INDONESIA	CID000307	Not Enrolled

Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant

Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Compliant

Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant

Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant

Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant

Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant

Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant

Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant

Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant

Tin	Rui Da Hung	TAIWAN	CID001539	Compliant

Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant

Tin	Thaisarco	THAILAND	CID001898	Compliant

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active

Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant

Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Not Enrolled

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Not Enrolled

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Compliant

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Compliant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant

Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Compliant

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Compliant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant

Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Compliant

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Compliant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant

Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Compliant

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Compliant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Compliant

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Compliant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant

Appendix B

Sealed Air Corporation

Conflict Minerals Report

For the Year Ended December 31, 2016

Angola, Argentina, Australia, Austria, Belgium, Brazil, Burundi, Canada, Central Africa Republic, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, the Democratic Republic of the Congo, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungry, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Lao People’s Democratic Republic, Luxembourg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Plurinational State of Bolivia, Portugal, Republic of Korea, Republic of the Congo, Russian Federation, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Switzerland, Taiwan, Thailand, Uganda, United Kingdom of Great Britain, United Republic of Tanzania, United States of America, Vietnam, Zambia and Zimbabwe.